EXHIBIT 99.2
FAQ
Proposed Relisting of INVESCO
on the New York Stock Exchange
and redomicile of INVESCO
These questions and answers are designed to help you better understand the Board of Directors’ decision to seek shareholder approval to move INVESCO’s primary listing from the London Stock Exchange to the New York Stock Exchange.
Facts about the proposed relisting and redomicile

Q:	What is happening?

A:
On July 18th, INVESCO lost its U.S. foreign private issuer status due, in part, to a shift in majority ownership of its company stock from the U.K. to the U.S. As a foreign private issuer, INVESCO had been exempt from many U.S. securities laws and stock exchange listing rules. Currently, INVESCO is treated like any other U.S. company, and is subject to full U.S. filing and reporting requirements, as well as accounting and corporate governance rules — all in addition to the overlapping U.K. regulations that still apply.

Following the loss of foreign private issuer status, INVESCO’s Board of Directors is proposing to shareholders that INVESCO take three related actions:
•	Move its primary listing from the London Stock Exchange to the New York Stock Exchange;

•	Move its legal domicile to Bermuda; and

•	Reduce the total number of the company’s shares by one-half through a “reverse stock split.”

Relisting provides a number of advantages, including placing INVESCO under the supervision of a single primary securities regulator, which will minimize the possible disruption associated with dual regulatory and accounting standards.

INVESCO continues to encourage U.K. stock ownership and investment and, after approval of this proposal, intends to seek a secondary listing on the London Stock Exchange in early 2008.

A decision to move its primary listing out of the U.K. effectively requires INVESCO to relocate its domicile outside the U.K. as well. As a result, INVESCO is seeking shareholder approval to change its domicile to Bermuda under the name “Invesco Ltd.” Bermuda is a well-established jurisdiction for companies traded on U.S. stock exchanges.

As a result of INVESCO becoming a Bermuda-based company, the outstanding shares of INVESCO PLC will be exchanged for shares of the newly formed Bermuda entity, Invesco Ltd.

Q:	What will be the tax impact to INVESCO?

A:	The company does not expect any material change to its effective corporate tax rate as a result of these proposals.

Q:	Why is INVESCO proposing a relisting?

A:
An important factor driving INVESCO’s decision to propose changing its primary listing to the U.S. was the loss of its foreign private issuer status. As a result of this event, we are subject to full compliance with the rules of two primary regulators (the SEC in the U.S. and the FSA in the U.K.) and with two different accounting standards (U.S. GAAP and IFRS). The proposal to move INVESCO’s primary listing to the New York Stock Exchange will minimize the possible disruption and potential confusion associated with multiple regulatory and accounting standards.

Q:	What is a company’s “domicile”?

A:
Domicile is a legal term that describes which laws a company is established under and primarily subject to. A company’s domicile does not determine where its headquarters is located. INVESCO will continue to be headquartered in Atlanta, Georgia, in the U.S.

Q:	Why is INVESCO proposing a change of domicile?

A:	A decision to move INVESCO’s primary listing out of the U.K. effectively requires us to relocate our domicile outside the U.K. as well.

We could not change our domicile to the U.S. without creating an adverse taxable transaction for shareholders. The proposal to redomicile is designed to minimize the impact on shareholders by allowing INVESCO to maintain legal, regulatory capital and financial positions consistent with that of INVESCO today. Bermuda is a well-established jurisdiction for companies traded on U.S. stock exchanges.

Q:	Since INVESCO is relisting in the U.S., why not change its domicile to the U.S.?

A:
Moving our domicile to the U.S. would result in a taxable transaction for shareholders. Due to the expected adverse shareholder tax consequences, our Board made a decision to seek a domicile elsewhere.

Bermuda is a well-established jurisdiction for companies traded on U.S. stock exchanges. Redomiciling in Bermuda will minimize the impact on shareholders by allowing INVESCO to maintain legal, regulatory capital and financial positions consistent with that of INVESCO today.

Q:	How does the redomiciling work?

A:
Briefly, INVESCO PLC will reorganize itself so that it becomes a wholly owned subsidiary of Invesco Ltd., which is a new company incorporated in Bermuda. The shareholders of INVESCO PLC will become shareholders of Invesco Ltd. and will continue to have the same proportional ownership of INVESCO as they had before the redomicile.

Immediately after the redomicile becomes effective, Invesco Ltd. will conduct a reverse stock split, (called a share capital consolidation in the U.K.). This likewise will cause no change in proportional ownership for our shareholders. (See below for a detailed explanation.)

Q:	What is the timeline for the relisting/redomiciling?

A:
Today we announced the Board of Directors’ proposal to shareholders to move INVESCO’s primary listing to the New York Stock Exchange and change our domicile to Bermuda. Key dates planned in the process include:

•	Circular containing full details of the proposal sent to shareholders on or about October 22

•	Extraordinary General Meeting, November 14

•	Invesco Ltd. shares begin trading on the New York Stock Exchange, December 4

Please note that the relisting and redomicile are subject to certain conditions, including certain regulatory approvals that could affect these dates.

Q:	Why is INVESCO undertaking a reverse stock split?

A:
INVESCO shares are currently listed on the New York Stock Exchange as American Depositary Receipts (ADRs). The intention of the reverse stock split is to arrive at an initial trading price for Invesco Ltd. shares that is consistent with the ADR price prevailing prior to the relisting.

Q:	How does the reverse stock split/share capital consolidation work?

A:
It’s important to recognize that, except for the treatment of fractional shares discussed below, there is no financial impact of the reverse stock split on shareholders; nor are shareholders advantaged or disadvantaged by the reverse stock split.

Immediately after INVESCO PLC shares are exchanged for Invesco Ltd. shares, Invesco Ltd. will conduct a one-for-two reverse stock split (also called a share capital consolidation in the U.K.). As a result, holders of INVESCO PLC shares will receive one Invesco Ltd. share for every two INVESCO PLC shares held.

While the total number of shares is reduced by half, it’s important to note that shareholders still own the same proportional value of the company as before the reverse stock split.
Example: A shareholder who holds 1,000 shares of INVESCO stock valued at £6,000 before the consolidation will immediately afterwards hold 500 shares worth the same £6,000.

You should also note that a shareholder’s ownership percentage in INVESCO will remain unchanged by the reverse stock split, subject to the fractional shares issue outlined below.

Fractional share issue explained

In some cases, the reverse stock split will result in a 1/2 fractional share in Invesco Ltd.
Example: If a shareholder holds 1,001 shares, the one-for-two reverse stock split would result in 500 whole shares and 1/2 of a share in Invesco Ltd. The fractional share will be converted to cash at the market price and a check will be sent to the shareholder promptly after the reverse stock split is implemented. Any payment a shareholder receives for the fractional share may be subject to taxation.

Q:	Will this change the currency of dividend payments?

A:	Dividends will be declared and paid in U.S. dollars. However, the company is exploring the ability to pay dividends in sterling to its U.K. shareholders.

Q:	What do I need to do now?

A:
You do not need to do anything now. As a shareholder, you will receive further information regarding the proposal in the circular (which also comprises the proxy statement), which will be mailed to you. Before making any voting decision, you are urged to read the circular carefully in its entirety, as it will contain important information about the proposed transaction.

Q:	Whom can I contact with questions?

A:	For questions regarding the shareholder proposal, you should call INVESCO’s Investor Relations contacts: Aaron Uhde at 1-404-479-2956, or Michael Perman at +44 (0) 207 7065 3942.
Additional Information and Where to Find It
INVESCO PLC will be filing a circular/proxy statement concerning the proposal referenced above (the “Proposal”) with the United States Securities and Exchange Commission. Investors are urged to read the circular/proxy statement and any other documents to be filed with the SEC in connection with the proposal because they will contain important information. Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by INVESCO PLC will be available free of charge from Aaron Uhde at +1 404 479-2956 or aaron.uhde@invesco.com.
The directors, executive officers, and certain other members of management and employees of INVESCO PLC may be deemed, under the rules of the SEC, to be participants in the solicitation of proxies in favor of the Proposal from the shareholders of INVESCO PLC. Information about the directors and certain executive officers of INVESCO PLC is included in its Annual Report on Form 20-F filed on April 10, 2007 in respect of the year ended December 31, 2007, and additional information regarding the identity of potential participants and the direct and indirect interests of INVESCO and such participants in the Proposal will be set forth in the circular/proxy statement.

4